UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION

13 OR 15(d) OF THE

SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2023

Green Visor Financial Technology Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41044	98-1596617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Kearny Street, Suite 850 San Francisco CA	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 489-6697

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of a redeemable warrant to acquire one Class A ordinary share	GVCIU	The NASDAQ Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	GVCI	The NASDAQ Stock Market LLC

Redeemable Warrants, included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GVCIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by Green Visor Financial Technology Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), in connection with the matters described herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On April 28, 2023, the Company’s Board of Directors (the “Board”) appointed Richard Kim, Vice President and Chief Financial Officer of the Company, to serve as a director.

Resignation of Directors and Officers

On April 28, 2023, the Company also received notice of the resignations of four members of the Board: Ellen Richey, Evan Marwell, Kate Cassino and Christopher Wendel, and the resignation of Sam Wen as the Chief Technology Officer of the Company, and on April 30, 2023 the Company received notice of the conditional resignation (all resignations in this Item 5.02 collectively, the “Resignations”) of Joseph Saunders from (i) the Board and (ii) as Chief Executive Officer of the Company. The Resignations will be effective as of the Redemption Date. The Resignations were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01. Other Events.

The Company today announced that it will redeem (the “Redemption”) all of its outstanding Class A ordinary shares, par value $0.0001 (the “Public Shares”), on or about May 12, 2023 (the “Redemption Date”), because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Articles, if the Company is unable to complete an initial business combination within the time period required, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the Trust Account and not previously released to the Company to pay tax obligations, if any, less up to $100,000 of interest to pay dissolution expenses, divided by the number of the issued and Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members (as defined in the Articles) and the Directors, liquidate and dissolve, subject in the case of the foregoing clauses (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The per-share redemption price for the Public Shares will be approximately $10.59 (the “Redemption Amount”). The balance of the Trust Account as of May 1, 2023 was approximately $212,140,312.06. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

As of the close of business on May 12, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

Beneficial owners of Public Shares held in “street name,” will not need to take any action in order to receive their pro rata portion of the Redemption Amount. Holders of registered Public Shares will need to present their respective share certificates to the Company’s transfer agent, Continental Stock Transfer & Trust Company, to receive their pro rata portion of the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the Commission in order to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Visor Financial Technology Acquisition Corp. I

	By:	/s/ Richard Kim
		Name:	Richard Kim
		Title:	Vice President and Chief Financial Officer

Dated: May 1, 2023